Exhibit 10.8

Stock Option Agreement

Stock Option Agreement (the “Agreement”), dated as of [                    ] (the “Date of Grant”), between Management Dynamics Inc., a New Jersey corporation (the “Company”), and [                    ] (the “Optionee”). This Agreement is pursuant to the terms of the Company’s 2002 Stock Option Plan, as amended (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan (unless any such term is otherwise defined herein).

Section 1. Stock Option Award. The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an option (the “Option”) with respect to [                ] shares of the Company’s Common Stock (the “Option Shares”). The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the maximum extent permitted by law. To the extent that any portion of the Option shall not satisfy the requirements of such section, such Option shall not be treated as an Incentive Stock Option and shall instead be treated as a Nonqualified Stock Option under the Plan.

Section 2. Exercise Price. The exercise price per share of the Option Shares shall be $[            ] per share.

Section 3. Vesting of Stock Option. Subject to Sections 5, 6 and 9 hereof, the Option Shares shall become vested and exercisable based on the passage of time according to the following vesting schedule: 25% upon the first year anniversary which is [                    ] and 6.25% at the end of each three-month period thereafter.

Section 4. Option Term. Option Shares that become exercisable pursuant to Section 3 or Section 6 hereof may be purchased at any time during the Option Term. For purposes hereof, the “Option Term” shall commence on the Date of Grant and shall expire on the tenth anniversary thereof, unless earlier terminated upon the Optionee’s termination from service as an employee or consultant as provided in Section 5 hereof. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5. Termination of Service. If Optionee’s service as an employee or consultant of the Company is terminated for any reason prior to the occurrence of any otherwise applicable vesting date or event provided in Section 3 or Section 6 hereof, the Optionee shall (i) forfeit his interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise any Option Shares that have previously become vested until the expiration of 90 days after the effective date of such termination of service or, in the event such termination of service is as a result of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), until the expiration of one year after the date of termination; provided, however, that in the event of termination of service or employment of the Optionee for Cause (as defined hereafter), the Optionee’s right to exercise any unexercised portion of the Option shall immediately terminate and all rights thereunder shall cease.

Section 6. Accelerated Vesting. In the event that the Optionee’s employment with the Company is terminated by the Company without Cause or by the Optionee as a result of a Good Reason resignation within one year following a Change in Control of the Company, 100% of the remaining unvested Option Shares (as adjusted pursuant to Section 3.2 of the Plan) shall, subject to Section 5 hereof, become vested and exercisable in accordance with Section 3 hereof. For purposes of this Section, “Good Reason” shall mean a material diminution in the Optionee’s responsibilities, duties or compensation or a relocation of the Optionee to a location more than 50 miles from the Company’s (or its subsidiary, as applicable) office to which the Optionee is then currently assigned. Notwithstanding Section 9.1 of the Plan, for purposes of this Section, a “Change in Control” of the Company shall be deemed to have occurred if and when:

(i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 75%) or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise); excluding, however, acquisition of beneficial ownership resulting from the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company or any subsidiary of the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (4) any acquisition by any of the institutional venture capital firms (or their respective affiliates) who own capital stock of the Company as of September 30, 2011;

(ii) there shall be consummated any corporate transaction, including any consolidation or merger, of the Company in which the holders of the Company’s voting stock immediately prior to such corporate transaction shall not, upon consummation of the corporate transaction, own in the aggregate at least 25% of the voting stock of the Company (or surviving entity, as applicable) immediately after such corporate transaction; or

(iii) there shall be consummated any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company.

Section 7. Procedure for Exercise. The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice in the form attached as Exhibit 1 (the “Notice”), along with payment in full of the exercise price set forth in Section 2 hereof, from the Optionee to the Company at the Company’s principal office, which Notice shall: (i) state the number of Option Shares being exercised; (ii) include any representation of the Optionee required pursuant to Section 10 hereof; (iii) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 13 hereof, include appropriate proof of the right of such person to exercise the Option; and (iv) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

Section 8. Payment of Exercise Price. Payment of the exercise price shall be made in cash.

Section 9. Forfeiture Conditions. Upon termination of employment with the Company for Cause, the Company shall have the option to purchase any or all shares in the Company owned by the Optionee which were purchased by the Optionee through the grant of Options under the Plan at the Optionee’s original purchase price for the shares. For purposes of this Agreement, the term “Cause” shall mean conduct materially and adversely affecting the best interests of the Company or any of its affiliates such as to make it unreasonable to expect the Company to continue to employ or retain the services of the Optionee, or which is likely to bring the Company into disrepute, in each case in the reasonable opinion of the Board, including, without limitation, the conviction of a felony or a crime of the third class, the commission or attempted commission of any act of willful misconduct or dishonesty or malfeasance, the material or persistent failure to perform or gross negligence in the performance by the Optionee of his or her duties to the Company, or the violation or attempted violation of any provision of any employment, consulting, confidentiality or other agreement between the Company and the Optionee; provided, however, that if the term “Cause” is defined in an employment agreement, consulting agreement or other agreement between Optionee and the Company, then as to Optionee, such definition of “Cause” shall govern for purposes of this Agreement. The requirement that the Optionee sell shares of the Company issued pursuant to the Plan shall terminate upon the consummation of the initial public offering of the Common Stock pursuant to the Securities Act.

Section 10. Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 11. No Rights as Shareholder or Employee/Consultant.

(a) The Optionee shall not have any privileges of a shareholder of the Company with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

(b) Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue as an employee or consultant of the Company or to interfere in any way with the right of the Company to terminate the Optionee’s employment or service at any time.

Section 12. Adjustments. If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 3.2 of the Plan, the number and kind of Option Shares and/or the exercise price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.

Section 13. Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution. In the event the Optionee becomes legally incapacitated, the Option shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 14. Legends.

(a) Stock certificates representing shares of Common Stock not registered under the Securities Act acquired upon the exercise of the Option shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH LAWS.”

(b) Prior to the date of the initial public offering of shares of the Common Stock, stock certificates acquired upon the exercise of the Option shall also bear a legend in substantially the following form:

“ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK OPTION AGREEMENT DATED AS OF [                    ] BETWEEN MANAGEMENT DYNAMICS INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MANAGEMENT DYNAMICS INC.”

Section 15. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company’s office at One Meadowlands Plaza, East Rutherford, New Jersey 07073, or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 16. Construction. The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive.

Section 17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

Section 18. Entire Agreement. This Agreement and the Plan constitute and contain the complete understanding with respect to the subject matter hereof and supercede and replace all prior negotiations and agreements, if any, whether written or oral, concerning the subject matter hereof. To the extent there exists any inconsistency between this Agreement and any other agreement to which the Optionee is a party, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Date of Grant

MANAGEMENT DYNAMICS INC.

By:
Name:
Title:	Chief Executive Officer

OPTIONEE

Name

Exhibit 1

Management Dynamics Inc.

One Meadowlands Plaza

East Rutherford, New Jersey 07073

Re: Exercise of Stock Option

Gentlemen:

This letter is written pursuant to the Stock Option Agreement (the “Agreement”) between Management Dynamics Inc. (the “Company”) and me dated                     , as notice of my election to exercise the options granted pursuant to the Agreement.

I hereby notify you that I am exercising such portion of the stock options granted to me under the Agreement as represent                 shares of the common stock of the Company (the “Stock”) and wish to consummate the purchase on the date hereof. Pursuant to the Agreement, I am enclosing with this letter my check in the amount of $        in payment of the exercise price for the purchase of the Stock on the date hereof. Please notify me of any withholding requirements respecting the issuance of the Stock so that they may be appropriately satisfied.

I acknowledge that I have received, read and understood the Management Dynamics Inc. 2002 Stock Option Plan, as amended and the Agreement and agree to abide by and be bound by their terms and conditions. I hereby restate and reaffirm all of the representations and warranties made by me in the Agreement.

If I sell or otherwise dispose of any of the Stock acquired pursuant to the Agreement on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, I shall immediately notify the Company in writing of such disposition. I acknowledge and agree that I may be subject to income tax withholding by the Company on the compensation income recognized by me from the early disposition by payment in cash or out of the current earnings paid to me.

I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Stock. I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Stock and that I am not relying on the Company for any tax advice.

Please issue to me a stock certificate for the Stock so purchased.

Very truly yours,